Comstock Mining Announces Strategic Land Acquisition
Land and Water Rights Situated in the Rapidly Expanding Reno-Tahoe Industrial Park Area

Virginia City, NV (July 26, 2016) Comstock Mining Inc. (the “Company”) (NYSE MKT: LODE), announced today that it has exercised a purchase commitment to acquire 98 acres of land and over 257 acre-feet of senior-priority water rights in Silver Springs, Nevada. The property was acquired through a wholly-owned subsidiary called Comstock Industrial LLC. The acquisition and the first six months of interest was funded from a two-year loan of $3,250,000 to acquire the property, secured by a deed of trust on the property. The loan will be repaid through proceeds from sales of the land or water rights. The Company, along with Comstock Mining LLC and Comstock Real Estate Inc., also wholly-owned subsidiaries of the Company, provided guaranties for obligations relating to the property purchased.

Corrado De Gasperis, President & CEO, commented, “This property is located in the immediate vicinity of the Reno-Tahoe industrial Center (TRIC) and the ongoing USA Parkway construction that connects TRIC right into Silver Springs. We want to thank GF Capital and its principals for a tremendously collaborative and successful effort that positions our shareholders for exceptional returns. The valuation for both the land and excess water rights already exceeds an estimated $10 million. Consummating these acquisitions represent a strategically important step in our previously announced plans to capitalize on these non-mining assets.”

About Comstock Mining Inc.
Comstock Mining Inc. is a Nevada-based, gold and silver mining company with extensive, contiguous property in the Comstock District and is an emerging leader in sustainable, responsible mining. The Company began acquiring properties in the Comstock District in 2003. Since then, the Company has consolidated a significant portion of the Comstock District, amassed the single largest known repository of historical and current geological data on the Comstock region, secured permits, built an infrastructure and commenced production in 2012. The Company continues evaluating and acquiring properties inside and outside the district expanding its footprint and exploring all of our existing and prospective opportunities for further exploration, development and mining. The near term goal of our business plan is to maximize intrinsic stockholder value realized, per share, by continuing to acquire mineralized and potentially mineralized properties, exploring, developing and validating qualified resources and reserves (proven and probable) that enable the commercial development of our operations through extended, long-lived mine plans that are economically feasible and socially responsible.

Forward-Looking Statements
This press release and any related calls or discussions may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Comstock. Forward-looking statements are statements that are not historical facts. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements include statements about matters such as the future quality of life on the Comstock and Comstock’s future production, operations and infrastructure.

The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors discussed in Item 1A, “Risk Factors” of our annual report on Form 10-K. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. We undertake no obligation to publicly update or revise any forward-looking statement.

Neither this press release nor any related calls or discussions constitutes an offer to sell or the solicitation of an offer to buy any securities.

Contact information for Comstock Mining Inc.:
PO Box 1118 Virginia City, NV 89440
http://www.comstockmining.com

Corrado De Gasperis		Investor Relations
President & CEO		Comstock Mining Inc.
Tel (775) 847-4755		Tel (775) 847-5272 ext. 151
degasperis@comstockmining.com		questions@comstockmining.com